                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of reports (and to all references to our Firm) included in or made a part of this registration statement.


                                           ARTHUR ANDERSEN LLP


Rochester, NY
June 28, 1996